Exhibit 99.1

pingtan marine enterprise Reports FINANCIAL RESULTS

for the fourth quarter and year-ended December 31, 2015

Company to Hold Conference Call on Thursday, March 10, 2016, at 8:30 AM ET

FUZHOU, China, March 9, 2016 – Pingtan Marine Enterprise Ltd. (Nasdaq: PME) (“Pingtan,” or the “Company”), a global fishing company based in the People’s Republic of China (PRC), today announced financial results for its fourth quarter and year-ended December 31, 2015.

Factors Affecting Pingtan’s Results of Operation

As previously disclosed in Form 10-K and 10-Q the Company filed in 2015, the Indonesian government introduced a six-month moratorium on issuing new fishing licenses and renewals so that the country’s Ministry of Maritime Affairs and Fisheries (“MMAF”) could monitor the operations of existing fleets and to fight illegal fishing activities in early December 2014. As a result, all licensed fishing vessels operating in Indonesian waters have been informed by the Indonesian government to operate within strict guidelines and subsequently to cease operation, in order to avoid potential enforcement actions by the Indonesian Navy such as boat seizures.

Among the 135 fishing vessels, 117 of these vessels operate in the Arafura Sea of Indonesia. To cooperate and comply with the Indonesian government’s fishing license check procedures, in January 2015, the Company reduced its operation; and from February 2015, Pingtan temporarily ceased operations of the 117 vessels which are licensed to operate in Indonesian waters. Since the Company derives a majority of our revenue from this area, this temporary ban caused a significant drop in production.

In November 2015, the Indonesian government announced that the moratorium had concluded. The Company’s expectation is that the MMAF will implement new fishing policies and resume the license renewal process although this has not yet occurred. In the interim, the Company’s financial results will continue to be materially adversely affected by this moratorium.

As a result, our sales for the three months and year ended December 31, 2015 decreased significantly as compared to the three months and year ended December 31, 2014.

Below is a link to the news release announces the Indonesian government concluded its fishing moratorium from Ministry of Marine Affairs and Fisheries Republic of Indonesia (in Indonesian):

http://kkp.go.id/index.php/berita/moratorium-berakhir-menteri-susi-ingatkan-pelaku-usaha-patuhi-aturan/

2015 Financial Highlights (all results are compared to prior year):

●	As a result of the above, revenue from fishing business was $60.7 million, compared to $233.4 million.
●	Gross loss was $2.8 million, compared to gross profit of $77.6 million, and gross margin was (4.6%) compared to 33.2%, due to the moratorium described above.
●	Net income was $19.6 million, or $0.23 per basic and diluted share, compared to net income of $85.8 million, or $1.08 per basic and diluted share. The decrease was primarily due to the same reasons described above.

Pingtan Marine Enterprise, Ltd.	Page 2
March 9, 2016

Management Commentary

Commenting on the results, Mr. Xinrong Zhuo, Chairman and CEO of the Company, commented, "In 2015 we faced substantial challenges from the moratorium enacted by the Indonesian government, . In November, the Indonesian government concluded the moratorium but has not yet implemented its new fishing policies and authorized fishing resumption in Indonesian waters. As a fully licensed fishing company, we look forward to operating in a more secure and protected environment and to those benefits associated with a more highly regulated market in upcoming months. In 2015, we expanded our fleet with six fishing vessels into Western and Central Pacific Ocean of international waters to focus on higher margined products like tuna and squid. We seek to continue to expand into new fishing territories to help reduce our dependency on a single region, diversify our revenue stream and fulfill the needs of our customers.”

Dividend Announcement

●	The Company announced that it has declared a cash dividend of $0.01 per share of common stock outstanding. The dividend will be payable in cash on or about April 15, 2016 to shareholders of record on March 31, 2016. This marks the fifth consecutive quarterly dividend paid by the Company, which it intends to continue paying on a quarterly basis.

2015 Fleet Development

●	The Company expanded its fleet through the purchase of 4 longline fishing vessels and 2 squid jigging vessels for the appraised fair market value of approximately $56.2 million, and the Company's total current fleet has increased to 135 vessels. These vessels are fully licensed in the Western and Central Pacific Ocean of the international waters, and are primarily focused on the catch of tuna and squid. Pingtan currently owns 107 trawlers, 4 longline fishing vessels, 2 squid jigging vessels and 2 drifters and has exclusive operating license rights to 20 drifters.

Pingtan is the second largest China based fishery company operating its vessels outside of China waters and its fleet has an average remaining useful life of approximately 14 years. Among the fishing vessels, 117 of these vessels are licensed to operate in the Arafura Sea in Indonesia, (although such vessels are temporarily not operating in Indonesian waters due to the moratorium discussed below), 12 vessels are operating in the Bay of Bengal in India, and the remaining 6 are operating in the Western and Central Pacific Ocean of international waters.

Currently Pingtan catches nearly 30 different species of fish including ribbon fish, Indian white shrimp, croaker fish, pomfret, Spanish mackerel, conger eel, squid and red snapper. All fish products caught by the Company are shipped and transported to cold storage warehouse facilities to nearby onshore fishing bases. The Company then arranges periodic chartered transportation to deliver the frozen fish to its nine cold storage warehouses located in one of China’s largest seafood trading centers, Mawei Seafood Market in Fujian Province.

The Company encourages investors to review detailed information on each vessel (including age of vessel / tonnage capacity) and revenue breakdown from its catch available in its 2015 Annual Report on Form 10-K.

Pingtan Marine Enterprise, Ltd.	Page 3
March 9, 2016

Pingtan’s Revenue Break-down By PRC Territories:

	Year Ended December 31,
	2015	2014	2013
Guangdong province	47%	34%	46%
Fujian province	36%	44%	26%
Zhejiang province	8%	5%	17%
Shandong province	3%	11%	4%
Liaoning province	2%	1%	2%
Other areas	4%	5%	5%
Total	100%	100%	100%

2015 Selected Financial Table

($ in millions, except per share data)	Three Months ended December 31,		Year Ended December 31,
	2015	2014	2015	2014	2013
Fishing Business
Revenue	$14.0	$56.5	$61.0	$233.4	$122.7
Cost of Revenue	22.9	37.4	63.5	155.8	75.0
Gross Profit	(8.9)	19.1	(2.8)	77.6	47.7
Gross Profit Margin	(64.0%)	33.8%	(4.6%)	33.2%	38.9%
Net Income from Fishing Business	(9.8)	33.3	19.6	85.8	47.1
Basic and Diluted Weighted Average Shares	79.1	79.1	79.1	79.1	78.8
EPS (from continuing operations) (in $)	(0.12)	$0.42	$0.23	$1.08	$0.60

Balance Sheet Highlights

(in million U.S. dollar except for book value per share)	12/31/2015	12/31/2014	12/31/2013

Cash and Cash Equivalents	$11.4	$12.8	$8.2
Total Current Assets	91.9	105.9	30.7
Total Assets	231.9	249.0	170.1
Total Current Liabilities	42.5	61.1	50.8
Total Long-term Debt, net of current portion	22.6	38.6	54.5
Total Liabilities	65.0	99.7	105.3
Shareholders’ Equity	166.9	149.3	64.8
Total Liabilities and Shareholders’ Equity	231.9	249.0	170.1
Book Value Per Share (in $)	$2.11	$1.89	$0.82

Pingtan Marine Enterprise, Ltd.	Page 4
March 9, 2016

Consolidated Financial and Operating Review

Revenues

Revenues from the fishing business for the three months ended December 31, 2015 was $14.0 million compared $56.5 million for the same period in 2014. The decrease was primarily due to the Company temporarily ceasing its operations in Indonesia waters since February 2015 resulting from the moratorium described above.

For the year ended December 31, 2015, the Company’s revenues from the fishing business were $60.7 million compared to $233.4 million in in the year ended December 31, 2014. The decrease was primarily due to decrease in sales volume resulting from the moratorium described above, as well as the decrease in average unit sale price from the different sales mix.

Gross Margin

The Company’s gross margin for fishing business was -64.0% for the three months ended December 31, 2015, compared to 33.8% in the prior year period. The significant decrease was primarily due to the reduced scale of operations resulting from the moratorium, which is reflected in the allocation of fixed costs, mainly consisting of depreciation and labor costs, to cost of revenue. The ordinary repairs and maintenance fees were incurred in the periods to maintain vessels in operating condition and represent revenue expenditures.

The Company’s gross margin for the fishing business was -4.6% in the fiscal year ended December 31, 2015 compare to 33.2% in that of 2014, the decrease was primarily due to the same reasons described above.

Selling Expense

For the three months ended December 31, 2015, selling expense for the fishing business was $0.5 million compared to $0.8 million, in the prior year period.

For the fiscal year ended December 31, 2015, total selling expense was $1.9 million compared to $2.7 million in the same period of 2014. The decrease was primarily due to the same reasons described above which resulting in less storage fees, insurance fees, and shipping and handling fees.

General & Administrative Expense

For the three months ended December 31, 2015, general and administrative expense for the fishing business was $0.4 million, compared to $2.1 million in the prior year period.

For the fiscal year ended December 31, 2015, total general and administrative expense was $2.9 million compared to $4.5 million in the same period of 2014. The decrease was primarily due to bad debt recovery based on our periodic review of accounts receivable balances and management’s evaluation of the collectability of receivable balances.

Net Income

Net loss from the fishing business for the three months ended December 31, 2015 was $9.8 million, or $(0.12) per basic and diluted share, compared to net income of $33.3 million, or $0.42 per basic and diluted share, in the same period of 2014. The decrease was primarily due to all factors described above.

Net income from the fishing business in the year ended December 31, 2015 was $19.6 million, or $0.23 per basic and diluted share, compared to $85.8 million, or $1.08 per basic and diluted share, in the same period of 2014. The decrease was primarily due to the same reasons described above.

Pingtan Marine Enterprise, Ltd.	Page 5
March 9, 2016

Conference Call Details

Pingtan also announced that it will discuss financial results in a conference call on Thursday, March 10, 2016, at 8:30 AM ET.

The dial-in numbers are:

Live Participant Dial In (Toll Free):	877-407-0310
Live Participant Dial In (International):	201-493-6786

The conference call will also be webcast live. To listen to the call, please go to the Investor Relations section of Pingtan’s website at www.ptmarine.com, or click on the following link: http://ptmarine.equisolvewebcast.com/q4-2015.

About Pingtan Marine

Pingtan is a global fishing company, engaging in ocean fishing through its wholly-owned subsidiary, Fujian Provincial Pingtan County Ocean Fishing Group Co., Ltd., or Pingtan Fishing. Pingtan Fishing primarily engages in ocean fishing with many of its self-owned vessels operating within the Indian Exclusive Economic Zone and other international waters.

Business Risks and Forward-Looking Statements

This press release may contain forward-looking statements that are subject to the safe harbors created under the Securities Act of 1933 and the Securities Exchange Act of 1934, including statements that the Company’s expectation is that the MMAF will implement new fishing policies, that the Company may achieve benefits associated with operating in a more highly a regulated market in upcoming months and that the Company seeks to expand into new fishing territories to help reduce its dependency on a single region, diversify itsrevenue stream and fulfill the needs of its customers. Readers are cautioned that actual results could differ materially from those expressed in any forward-looking statements. In addition, please refer to the risk factors contained in Pingtan's SEC filings available at www.sec.gov, including Pingtan's most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Definitive Proxy Statement. Readers are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date on which they are made. Pingtan undertakes no obligation to update or revise any forward-looking statements for any reason.

CONTACT:

Roy Yu

Chief Financial Officer

Pingtan Marine Enterprise Ltd.

Tel: +86 591 87271753

ryu@ptmarine.net

INVESTOR RELATIONS:

The Equity Group Inc.	In China
Adam Prior, Senior Vice President	Katherine Yao, Senior Associate
Tel: (212) 836-9606	Tel: +86 10 6587 6435
aprior@equityny.com	kyao@equityny.com

Pingtan Marine Enterprise, Ltd.	Page 6
March 9, 2016

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)

(IN U.S. DOLLARS)

	For the three months ended December 31,
	2015	2014

Revenue	$13,972,382	$56,517,834

Cost of revenue	(22,913,976)	(37,452,094)

Gross (Loss) Profit	(8,941,594)	19,065,740

Operating expenses:
Selling and marketing expenses	(548,828)	(758,398)
General and administrative expenses	(386,363)	(2,129,981)
Total operating expenses	(935,191)	(2,888,379)

Operating (loss) income	(9,876,785)	16,177,361

Other income (expenses)
Gain on equity method investment	17,845
Investment (loss) gain from cost method investment	(3,820)	141
Loss on fixed assets disposal	(39,557)
Interest income	4,774	2,756
Interest expenses	(773,684)	(1,726,985)
Subsidy income	1,461,532	18,853,497
Sundry income	2	-
(Loss) Gain on foreign exchange, net	(594,302)	28,328

(Loss) Income from continuing operations before income taxes	(9,803,995)	33,335,098

Income tax expense	-	-

Net (loss) income from continuing operations	$(9,803,995)	$33,335,098

NET INCOME FROM DISCONTINUED OPERATIONS, NET OF INCOME TAX	-	-

NET (LOSS) INCOME	(9,803,995)	33,335,098

COMPREHENSIVE INCOME:
NET (LOSS) INCOME	(9,803,995)	33,335,098

OTHER COMPREHENSIVE INCOME
Unrealized Foreign currency translation (loss) gain	(2,779,885)	138,292

TOTAL COMPREHENSIVE (LOSS) INCOME	$(12,583,880)	33,473,390

BASIC AND DILUTED EARNINGS PER SHARE
From continuing operations	(0.12)	0.42
From discontinued operations	0.00	0.00
Net income	(0.12)	0.42

WEIGHTED AVERAGE ORDINARY SHARES OUTSTANDING:
Basic and diluted	79,055,053	79,055,053

Pingtan Marine Enterprise, Ltd.	Page 7
March 9, 2016

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(IN U.S. DOLLARS)

	For the Years Ended December 31,
	2015	2014	2013

REVENUE
Revenue	$60,700,190	$233,427,011	$112,295,158
Revenue - related party	-	-	10,372,611
Total Revenue	60,700,190	233,427,011	122,667,769

COST OF REVENUE
Cost of revenue	63,476,627	155,840,823	68,403,097
Cost of revenue - related party	-	-	6,580,193
Total Cost of Revenue	63,476,627	155,840,823	74,983,290

GROSS (LOSS) PROFIT	(2,776,437)	77,586,188	47,684,479

OPERATING EXPENSES:
Selling	1,858,687	2,673,213	1,618,278
General and administrative	2,933,588	4,537,351	3,191,637
Total Operating Expenses	4,792,275	7,210,564	4,809,915

(LOSS) INCOME FROM OPERATIONS	(7,568,712)	70,375,624	42,874,564

OTHER INCOME (EXPENSE):
Interest income	103,668	16,772	8,250
Interest expense	(3,630,200)	(4,815,670)	(3,301,696)
Foreign currency transaction (loss) gain	(1,308,922)	(258,248)	144,740
Grant income	33,152,698	20,094,039	7,338,273
Gain from cost method investment	413,614	348,523	69,519
Loss on equity method investment	(19,700)	-	-
Loss on fixed assets disposal	(1,583,834)	-	-
Other (expense) income	(210)	(335)	2,144
Total Other Income (Expense), net	27,127,114	15,385,081	4,261,230

INCOME FROM CONTINUING OPERATIONS BEFORE INCOME TAXES	19,558,402	85,760,705	47,135,794

INCOME TAXES	-	-	-

NET INCOME FROM CONTINUING OPERATIONS	$19,558,402	$85,760,705	$47,135,794

NET INCOME FROM DISCONTINUED OPERATIONS, NET OF INCOME TAXES	-	-	51,910,662

NET INCOME	19,558,402	85,760,705	99,046,456

LESS: NET INCOME ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	1,205,485	-	-

NET INCOME ATTRIBUTABLE TO OWNERS OF THE COMPANY	$18,352,917	$85,760,705	$99,046,456

COMPREHENSIVE INCOME:
NET INCOME	19,558,402	85,760,705	99,046,456
OTHER COMPREHENSIVE (LOSS) INCOME
Unrealized foreign currency translation (loss) gain	(8,628,162)	(552,656)	8,195,045
COMPREHENSIVE INCOME	$10,930,240	$85,208,049	$107,241,501
LESS: COMPREHENSIVE INCOME ATTRIBUTABLE TO THE NON-CONTROLLING INTEREST	658,092	-	-
COMPREHENSIVE INCOME ATTRIBUTABLE TO OWNERS OF THE COMPANY	$10,272,148	$85,208,049	$107,241,501

BASIC AND DILUTED NET INCOME PER ORDINARY SHARE ATTRIBUTABLE TO OWNERS OF THE COMPANY
From continuing operations	$0.23	$1.08	$0.60
From discontinued operations	0.00	0.00	0.66
Total	$0.23	$1.08	$1.26

WEIGHTED AVERAGE ORDINARY SHARES OUTSTANDING:
Basic and diluted	79,055,053	79,055,053	78,772,743

Pingtan Marine Enterprise, Ltd.	Page 8
March 9, 2016

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(IN U.S. DOLLARS)

	December 31,
	2015	2014
ASSETS

CURRENT ASSETS:
Cash	$11,448,684	$12,752,272
Restricted cash	1,577,642	-
Accounts receivable, net of allowance for doubtful accounts	12,575,042	49,999,712
Inventories, net of reserve for inventories	2,336,167	12,123,405
Advances to suppliers	35,994,146	-
Prepaid expenses	1,818	32,913
Prepaid expenses - related parties	4,640,166	7,319,975
Deferred expenses - related parties	-	1,029,114
Receivable from transferring equity method investment shares	15,406,659	-
Other receivables	78,051	22,656,232
Other receivables - related parties	7,887,527	-
Total Current Assets	91,945,902	105,913,623

OTHER ASSETS:
Cost method investment	3,235,398	3,421,031
Equity method investment	30,486,314	15,964,812
Prepayment for long-term assets	11,654,645	13,750,102
Property, plant and equipment, net	94,555,114	109,980,617
Total Other Assets	139,931,471	143,116,562

Total Assets	$231,877,373	$249,030,185

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$978,353	$1,181,977
Accounts payable - related party	408,631	2,601,314
Advances from customers	-	164,724
Short-term bank loans	21,971,438	30,353,890
Long-term bank loans - current portion	12,679,680	18,868,616
Accrued liabilities and other payables	5,044,049	5,602,307
Due to related parties	1,384,644	2,373,352
Total Current Liabilities	42,466,795	61,146,180

OTHER LIABILITIES:
Long-term bank loans - non-current portion	22,570,755	38,625,071

Total Liabilities	65,037,550	99,771,251

SHAREHOLDERS' EQUITY:
Equity attributable to owners of the company:
Ordinary shares ($0.001 par value; 225,000,000 shares authorized; 79,055,053 shares issued and outstanding at December 31, 2015 and 2014)	79,055	79,055
Additional paid-in capital	111,008,085	117,525,377
Retained earnings	17,911,378	21,315,710
Statutory reserve	25,798,489	6,412,892
Accumulated other comprehensive (loss) income	(4,326,351)	3,925,900
Total equity attributable to owners of the company	150,470,656	149,258,934
Non-controlling interest	16,369,167	-

Total Shareholders' Equity	166,839,823	149,258,934

Total Liabilities and Shareholders' Equity	$231,877,373	$249,030,185

Pingtan Marine Enterprise, Ltd.	Page 9
March 9, 2016

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN U.S. DOLLARS)

	For the Years Ended December 31,
	2015	2014	2013

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income from continuing operations	$19,558,402	$85,760,705	$47,135,794
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation	6,353,055	6,017,886	2,394,692
(Decrease) increase in allowance for doubtful accounts	(770,195)	1,173,223	-
Increase in reserve for inventories	227,826	-	-
Loss on equity method investment	19,700	-	-
Loss on disposal of fixed assets	1,583,834	-	-
Changes in operating assets and liabilities:
Accounts receivable	37,007,012	(42,134,612)	2,788,320
Notes receivable (banker's acceptances)	-	-	3,745,196
Inventories	9,302,719	(3,150,909)	(8,766,511)
Prepayments made for inventories purchase	(37,575,746)	-	-
Prepaid expenses	30,633	4,213,938	(1,925,477)
Prepaid expenses - related parties	2,382,910	(7,314,375)	-
Deferred expenses - related parties	1,016,039	(1,028,327)	-
Other receivables	87,907	(156,606)	19,201
Accounts payable	(145,617)	(1,762,518)	2,081,172
Accounts payable - related party	2,202,515	(8,604,461)	13,944,394
Advances from customers	(162,631)	(128,109)	292,802
Advances from customers - related parties	-	-	(13,026,770)
Accrued liabilities and other payables	(266,105)	1,019,221	3,583,989
Due to related parties	1,292	23,352	-

NET CASH PROVIDED BY OPERATING ACTIVITIES FROM CONTINUING OPERATIONS	40,853,550	33,928,408	52,266,802

CASH FLOWS FROM INVESTING ACTIVITIES:
Refunds from commercial retail space prepayments	22,202,268	-	-
Prepayments made for acquisition of commercial retail space	-	(22,470,798)	-
Purchase of property, plant and equipment	(16,146)	(890,897)	(257,701,854)
Proceeds from government grants for fishing vessels construction	-	3,451,914	8,320,882
Payment for fishing vessels deposit	-	-	(1,901,220)
Advance to related parties	-	-	(312,569)
Payments for equity method investment	(40,209,087)	(15,952,598)	-
Proceeds from transferring equity method investment share	8,041,817	-	-
Decrease in cash related to sale of subsidiary	-	-	(84,917,899)

NET CASH USED IN INVESTING ACTIVITIES FOR CONTINUING OPERATIONS	(9,981,148)	(35,862,379)	(336,512,660)

Pingtan Marine Enterprise, Ltd.	Page 10
March 9, 2016

PINGTAN MARINE ENTERPRISE LTD. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS (CONTINUED)

(IN U.S. DOLLARS)

	For the Years Ended December 31,
	2015	2014	2013

CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from short-term bank loans	23,958,292	67,175,414	43,713,708
Repayments of short-term bank loans	(30,989,630)	(45,797,736)	(64,358,336)
Proceeds from long-term bank loans	-	3,743,977	55,811,568
Repayments of long-term bank loans	(19,963,812)	(19,957,026)	(7,584,023)
Increase in restricted cash	(1,646,964)	-	-
Advances from related parties	3,910,000	2,350,000	(777)
Payments made for dividend	(2,371,652)	(790,550)	-
Capital contribution from non-controlling interest	64,334,540	-	-
Payments made to related parties in connection with the termination of VIE	(13,349,417)	-	-
Acquisition of fishing vessels from relate parties under common control	(56,206,080)	-	-
Cash acquired in recapitalization	-	-	3,565,355

NET CASH (USED IN) PROVIDED BY FINANCING ACTIVITIES (FOR) FROM CONTINUING OPERATIONS	(32,324,723)	6,724,079	31,147,495

CASH FLOWS FROM DISCONTINUED OPERATIONS:

NET CASH PROVIDED BY OPERATING ACTIVITIES FROM DISCONTINUED OPERATIONS	-	-	79,605,841

NET CASH PROVIDED BY INVESTING ACTIVITIES FROM DISCONTINUED OPERATIONS	-	-	7,099,979

NET CASH USED IN FINANCING ACTIVITIES FOR DISCONTINUED OPERATIONS	-	-	(407,030)

NET CASH PROVIDED BY DISCONTINUED OPERATIONS	-	-	86,298,790

EFFECT OF EXCHANGE RATE ON CASH AND CASH EQUIVALENTS	148,733	(194,435)	3,032,812

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(1,303,588)	4,595,673	(163,766,761)

CASH AND CASH EQUIVALENTS - beginning of year	12,752,272	8,156,599	171,923,360

CASH AND CASH EQUIVALENTS - end of year	$11,448,684	$12,752,272	$8,156,599

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Cash paid from continuing operations for:
Interest	$3,799,389	$5,648,796	$4,060,069
Income taxes	$-	$-	$-

Cash paid from discontinued operations for:
Interest	$-	$-	$-
Income taxes	$-	$-	$17,278,643

NON-CASH INVESTING AND FINANCING ACTIVITIES:
Purchase of property and equipment pursuant to capital lease	$-	$-	$26,435,403
Purchase of property and equipment by setting off advance to related parties	$-	$-	$55,064,953
Deposit on setting up equity investment netted of accounts payable - related parties	$-	$-	$6,090,302
Acquisition of property and equipment by decreasing prepayment for long-term assets	$1,408,636	$19,750,438	$-
Property and equipment acquired on credit as payable	$-	$790,459	$-
Decrease in cost of property and equipment by proceeds from government grants	$-	$3,451,914	$-
Decrease in cost of property and equipment by recognition of deferred grant income	$-	$512,469	$-
Decrease in cost of property and equipment by decreasing in accounts payable - related party	$4,344,190	$-	$-
Other receivable increase by transferring equity method investment share	$16,083,635	$-	$-
Offset other receivables – related parties against due to related parties	$4,900,000	$-	$-